UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Common Stock and Warrant Offering

As previously disclosed in the Current Report on Form 8-K of OriginOil, Inc. (the “Company”) filed with the SEC on March 19, 2013, May 7, 2013, May 30, 2013, June 10, 2013 and June 19, 2013, the Company’s Annual Report on 10-K filed with the SEC on April 16, 2013 and the Company’s Quarterly Report on 10-Q filed with the SEC on May 20, 2013, on February 15, 2013, the Company commenced a private placement offering, as subsequently amended, of up to 12,000,000 shares of common stock together with up to four series of warrants to purchase up to an aggregate of 48,000,000 shares of common stock.

From June 20, 2013 to July 10, 2013, the Company sold to accredited investors and to non-U.S. investors an aggregate of 1,258,000 shares of its common stock together with one-year warrants to purchase an aggregate of 1,028,000 shares of its common stock and three-year warrants to purchase an aggregate of 620,000 shares of its common stock for aggregate gross proceeds of $314,500. The warrants are exercisable at a price per share of $0.25, subject to adjustment for stock splits, dividends, distributions, recapitalizations and the like.

The securities offered will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Except as set forth below, the securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  The Company issued securities to two non- U.S. persons in an offshore transaction relying on Regulation S.

Conversion of Notes

On June 26, 2013, the Company issued an aggregate of 954,854 shares of common stock as an adjustment to a previous conversion of convertible promissory notes. In addition, on July 5, 2013, holders of convertible promissory notes converted an aggregate principal and interest amount of $58,000 into 400,000 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Warrant Exercises

On June 20, 2013, a holder of warrants to purchase up to 200,000 shares of the Company’s common stock at an exercise price of $0.25 per share delivered a notice of election to exercise the warrants in full on a cashless basis. In accordance with the terms of the warrants, the fair market value of one share of common stock of the Company at the time of exercise was $0.41 resulting in 78,049 shares of common stock that became issuable and the cancellation of 121,951 shares underlying the warrants.

On June 20, 2013, a holder of warrants to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $0.25 per share delivered a notice of election to exercise the warrants in full on a cash basis resulting in the issuance of 80,000 shares of the Company’s common stock for an aggregate purchase price of $20,000.

On July 3, 2013, holders of warrants to purchase up to an aggregate of 315,694 shares of the Company’s common stock at an exercise price of $0.25 per share delivered a notice of election to exercise the warrants in full on a cash basis resulting in the issuance of 315,694 shares of the Company’s common stock for an aggregate purchase price of $78,924.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

July 10, 2013	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry
Title: Chief Executive Officer

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